                                                                    Exhibit 10.6

                           TERTIARY PURCHASE AGREEMENT

                         Dated as of September 21, 2004

                                      Among

                               RITE AID FUNDING I,

                                   as Seller,

                              RITE AID FUNDING II,

                                as Purchaser, and

                         RITE AID HDQTRS. FUNDING, INC.,

                               as Collection Agent

                                                 TABLE OF CONTENTS
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SCHEDULE 1      Intentionally Omitted

SCHEDULE 2      MONTHS

EXHIBIT A       CREDIT AND COLLECTION POLICY

EXHIBIT B       DEPOSIT BANKS, LOCK BOXES AND DEPOSIT ACCOUNTS;
                ACCOUNT BANKS AND GOVERNMENTAL ENTITY
                RECEIVABLES ACCOUNTS

EXHIBIT C       Intentionally Omitted

EXHIBIT D       ADDRESSES

                                       ii

                           TERTIARY PURCHASE AGREEMENT

                         Dated as of September 21, 2004

                  Rite Aid Funding I, a Cayman Islands exempted company
incorporated with limited liability on August 11, 2004 under the name Cayman
Resources (21) Ltd. (registration number 138720) (the "Seller"), Rite Aid
Funding II, a Cayman Islands exempted company incorporated with limited liability on August 11, 2004 under the name Cayman Resources (22) Ltd.
(registration number 138722) (the "Purchaser") and Rite Aid Hdqtrs. Funding,
Inc., a Delaware corporation (the "Collection Agent"), agree as follows:

                  PRELIMINARY STATEMENTS.

                  (1)   Certain terms which are capitalized and used throughout
this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

                  (2)   The Seller has Receivables (or interests therein) that
it wishes to sell to the Purchaser, and the Purchaser is prepared to purchase such Receivables (or interests therein) on the terms set forth in this Tertiary
Purchase Agreement (this "Agreement").

                  NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. As used in this
Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Account Bank" has the meaning given to such term in the
         definition of Governmental Entity Receivables Agreement.

                  "Adverse Claim" means a lien, security interest, or other
         charge or encumbrance, or any other type of preferential arrangement.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such
         Person.

                  "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

                           (a)   the rate of interest announced publicly by
                  Citibank, N.A. in New York, New York, from time to time as
                  Citibank, N.A.'s base rate; and

                           (b)   1/2 of one percent above the Federal Funds
                  Rate.

                  "Business Day" means any day on which banks are not authorized or required to close in New York City.

                  "Capital Lease" means any lease of (or other arrangement
         conveying the right to use) real or personal property, or a combination thereof, which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

                  "Capital Lease Obligation" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, which obligations should be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CHAMPUS" means the Civilian Health and Medical Program of the
         Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and
         established pursuant to 10 U.S.C. ss.ss. 1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 U.S.C. ss.ss. 1071-1106 or elsewhere)
         affecting CHAMPUS and (b) all rules, regulations (including 32 CFR
         199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Entities (including, without limitation, the Department of Health and Human Services, the Department of Defense,
         the Department of Transportation, the Assistant Secretary of Defense
         (Health Affairs) and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case, as amended, supplemented or otherwise modified from time to time.

                  "CMS" means Centers for Medicare & Medicaid Services of the
         Department of Health and Human Services, and any successor agency.

                  "Collection Agent" means at any time the Person then
         authorized pursuant to Section 6.01 to service, administer and collect
         Purchased Assets.

                  "Collection Agent Fee" has the meaning specified in Section
         6.03.

                                        2

                  "Collections" means, (a) with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and all funds deemed to have been received by the applicable Originator, the Collection Agent, the Seller or any other
         Person as a Collection pursuant to Section 2.04, and (b) with respect to any Participation Interest, all cash collections and other cash proceeds of the Government Receivable underlying such Participation
         Interest, including, without limitation, all cash proceeds of Related
         Security with respect to such Participation Interest, and all funds deemed to have been received by the applicable Originator, the Seller, the Collection Agent or any other Person as a Collection pursuant to
         Section 2.04.

                  "Contract" means an agreement between an Originator and a
         Person, or between a PBM and a Contract Payor, pursuant to or under which such Person or Contract Payor shall be obligated to pay for pharmaceutical merchandise sold by such Originator or its Affiliates from time to time.

                  "Contract Payor" means a Person who is required under its
         agreement with a PBM to make payments to such PBM who, in turn, pays such amounts to an Originator on such Person's behalf.

                  "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Seller, the Collection
         Agent and the Originators in effect on the date of this Agreement applicable to the Receivables and described in Exhibit A hereto, as modified in compliance with this Agreement.

                  "Debt" of any Person means, without duplication, (a) all
         obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d)
         all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Adverse Claim on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (f) all Guarantees by such Person of
         Debt of others, (g) all Capital Lease Obligations of such Person, (h)
         all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i)
         all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent of the terms of such Debt provide that such Person is not liable therefor.

                                        3

                  "Defaulted Participation Interest" means a Participation
         Interest in a Government Receivable which is a Defaulted Receivable.

                  "Defaulted Receivable" means a Receivable:

                          (i)   as to which any payment, or part thereof,
                   remains unpaid for [120] or more days from the original date of service relating to such Receivable;

                          (ii)  as to which the Obligor thereof or any other
                  Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g);

                          (iii) which, consistent with the Credit and
                  Collection Policy, would be written off as uncollectible; or

                          (iv)  as to which the applicable Originator, the
                  Collection Agent or the Seller has (or consistent with the
                  Credit and Collection Policy should have) established a
                  specific reserve for non-payment.

                  "Deposit Account" means an account maintained at a Deposit
         Bank into which (i) Collections in the form of checks and other items are deposited that have been sent to one or more related Lock Boxes by
         Obligors (other than the Contract Payors paying a PBM) and/or (ii)
         Collections in the form of electronic funds transfers and other items are paid directly by Obligors (other than the Contract Payors paying a
         PBM) and (iii) which is subject to a Deposit Account Agreement.

                  "Deposit Account Agreement" means an agreement among an
         Originator, HQ (or its assignees or designees) and any Deposit Bank in form and substance satisfactory to the Purchaser (or its assignees or designees).

                  "Deposit Bank" means any of the banks holding one or more
         Deposit Accounts.

                  "Designated Obligor" means, at any time, each Obligor;
         provided, however, that any Obligor shall cease to be a Designated
         Obligor upon three Business Days' notice by the Purchaser (or its assignees or designees) to the applicable Seller.

                  "Determination Date" means the seventh Business Day after the end of each Month, provided that if an Event of Termination has occurred and is continuing, the Seller or the Purchaser may designate more frequent Determination Dates.

                  "Diluted Participation Interest" means a Participation
         Interest in a Government Receivable which is a Diluted Receivable.

                                        4

                  "Diluted Receivable" means that portion (and only that
         portion) of any Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned merchandise or services or any failure by an Originator to deliver any merchandise or provide any services or otherwise to perform under the underlying
         Contract, (ii) any change in the terms of or cancellation of, a
         Contract or any cash discount, discount for quick payment or other adjustment by an Originator which reduces the amount payable by the
         Obligor on the related Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Receivable) or (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction)
         or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof);
         provided that Diluted Receivables are calculated assuming that all chargebacks are resolved in the Obligor's favor.

                  "Discount" means, in respect of each Purchase, 2.00% of the
         Outstanding Balance of the Receivables that are the subject of such
         Purchase; provided, however, the foregoing Discount may be revised prospectively by request of the Seller or the Purchaser to reflect changes in recent experience with respect to write-offs, timing and cost of Collections and cost of funds, provided that such revision is consented to by the Seller and the Purchaser (it being understood that each party agrees to duly consider such request but shall have no obligation to give such consent).

                  "Eligible Receivable" means a Receivable:

                          (i)   the Obligor of which is a United States
                  resident, is not an Affiliate of the Parent, and is not a
                  Governmental Entity, except to the extent payment of such
                  Receivable is governed under the Social Security Act (42
                  U.S.C. ss. 1395, et seq.), including payments under Medicaid and CHAMPUS or regulated by CMS;

                          (ii)  the Obligor of which, at the time of the
                  transfer of such Receivable under this Agreement, is a
                  Designated Obligor;

                          (iii) which, at the time of the transfer thereof to
                  the Purchaser under this Agreement, is not a Defaulted
                  Receivable;

                          (iv)  the Obligor of which, at the time of the
                  transfer of such Receivable under this Agreement, is not the
                  Obligor of any Defaulted Receivables which in the aggregate constitute 50% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

                                        5

                          (v)     which has been billed and, according to the
                  Contract related thereto, is required to be paid in full
                  within 60 days of the original billing date therefor;

                          (vi)    which is an obligation representing all or
                  part of the sales price of merchandise, insurance or
                  services within the meaning of Section 3(c)(5) of the
                  Investment Company Act of 1940, as amended, and the nature of which is such that its purchase with the proceeds of
                  notes would constitute a "current transaction" within the
                  meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                          (vii)   which is an "account" or a "payment
                  intangible" within the meaning of Article 9 of the UCC of
                  the applicable jurisdictions;

                          (viii)  which is denominated and payable only in
                  United States dollars in the United States;

                          (ix)    which arises under a Contract which, together
                  with such Receivable, is in full force and effect and
                  constitutes the legal, valid and binding obligation of the
                  Obligor of such Receivable and is not subject to any Adverse
                  Claim or any dispute, offset, counterclaim or defense
                  whatsoever (except the potential discharge in bankruptcy of such Obligor and except with respect to adjudication fees
                  charged by any relevant PBM) and is not settled on a net
                  basis;

                          (x)     which, together with the Contract related
                  thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                          (xi)    which arises under a Contract (other than a
                  Contract with respect to which the related Obligor is a
                  Governmental Entity) which (A) does not contain an enforceable provision requiring the Obligor under such Contract to consent to the transfer, sale or assignment of the Obligor's payment obligation by the applicable Originator, and (B) if such
                  Contract is between a PBM and a Contract Payor, does not
                  contain any enforceable provision prohibiting the transfer, sale or assignment of such Contract Payor's payment obligation to the applicable Originator;

                          (xii)   which was generated in the ordinary course of
                  the applicable Originator's business;

                                        6

                          (xiii)  which, at the time of the transfer of such
                  Receivable under this Agreement, has not been extended,
                  rewritten or otherwise modified from the original terms
                  thereof;

                          (xiv)   the transfer, sale or assignment of which in
                  accordance with the Transaction Documents does not contravene any applicable law, rule or regulation;

                          (xv)    which (A) satisfies all applicable
                  requirements of the Credit and Collection Policy and (B)
                  complies with such other criteria and requirements (other
                  than those relating to the collectibility of such
                  Receivable) as the Purchaser or its assignees may from time to time reasonably specify to the Seller upon 30 days'
                  notice;

                          (xvi)   as to which, at or prior to the later of the
                  date of this Agreement and the date such Receivable is
                  created, the Purchaser or its assignees has not notified the
                  Seller that such Receivable (or class of Receivables) is no longer reasonably acceptable for purchase hereunder;

                          (xvii)  as to which the applicable Originator has
                  satisfied and fully performed all obligations required to be fulfilled by it;

                          (xviii) as to which the applicable Originator has, or
                  has the right to use, valid provider identification numbers and licenses to generate valid Receivables and all information set forth in the bill and supporting claim documents with
                  respect to such Receivable is true, complete and correct;

                          (xix)   as to which the applicable Originator has, or
                  has the right to use, valid provider identification numbers and licenses to generate valid reports with respect to such
                  Receivable, and all cost reports required by the applicable state agency or other CMS-designated agents or agents of such state agency;

                          (xx)    which does not arise from a sale by the
                  applicable Originator from a store located in Hawaii,
                  Illinois, Minnesota, Montana or New Mexico, unless the
                  applicable Originator shall have furnished the Seller and its assignees with an opinion of local counsel, or other evidence satisfactory to the Seller and its assignees, to the effect that the transfer, sale and assignment of Receivables and
                  Participation Interests in accordance with this Agreement from a store located in such state does not violate any provision of the law of such state; and

                          (xxi)   which is not a Medicare Receivable.

                                        7

                  "ERISA" means the Employee Retirement Income Security Act of
         1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Event of Termination" has the meaning specified in
         Section 7.01.

                  "Facility Termination Date" means the earliest of (i) the
         "Facility Termination Date" (as such term is defined in the Financing
         Agreement), (ii) the date determined pursuant to Section 7.01 and (iii)
         the date which the Seller designates by at least two Business Days prior notice to the Purchaser and its assignees (including the Program
         Agent under the Financing Agreement).

                  "Federal Funds Rate" means, for any period, a fluctuating
         interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of
         1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York,
         or, if such rate is not so published for any day which is a Business
         Day, the average (rounded upwards, if necessary, to the next 1/100 of
         1%) of the quotations for such day on such transactions received by
         Citibank, N.A. from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer,
         principal accounting officer, treasurer, vice president of financial accounting or controller of the relevant Person.

                  "Financing Agreement" means that certain Receivables Financing
         Agreement, dated as of the date hereof, among the Purchaser, as borrower, CAFCO, LLC, Jupiter Securitization Corporation and Blue Ridge
         Asset Funding Corporation, each as an investor, Citibank, N.A., Bank
         One, NA and Wachovia Bank, National Association, each as a bank,
         Citicorp North America, Inc., as program agent, Citicorp North America,
         Inc., Bank One, NA and Wachovia Bank, National Association, each as an investor agent, the other investors, banks and investor agents party thereto from time to time, Rite Aid Hdqtrs. Funding, Inc., as the collection agent, the parties thereto named as Originators, and
         JPMorgan Chase Bank as trustee, as amended or restated from time to time.

                  "GAAP" means generally accepted accounting principles in the
         United States.

                  "General Trial Balance" for the Seller on any date means the
         Seller's (or the Collection Agent's) accounts receivable trial balance
         (whether in the form of a computer printout, magnetic tape or diskette)
         on such date, listing Obligors (other than Contract Payors) and the
         Receivables respectively owed by such Obligors on such date together

                                        8

         with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Purchaser.

                  "Government Receivable" means any Receivable with respect to which the Obligor is a Governmental Entity.

                  "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security Act (42
         U.S.C. ss. 1395, et seq.), including payments under Medicare, Medicaid and CHAMPUS, and payments administered or regulated by CMS.

                  "Governmental Entity Receivables Account Notice" means a
         notice contained in a Governmental Entity Receivables Agreement pursuant to which an Affiliate of the Parent gives revocable standing instructions to the Account Bank to sweep funds on a daily basis from the Governmental Entity Receivables Account to another designated account approved by the Purchaser and its assigns.

                  "Governmental Entity Receivables Account" has the meaning
         given to such term in the definition of Governmental Entity Receivables
         Agreement.

                  "Governmental Entity Receivables Agreement" means an agreement between a bank (an "Account Bank") and one or more Originators or
         Affiliates of the Parent with respect to one or more accounts (each, a
         "Governmental Entity Receivables Account") or associated Lock-Boxes into which Collections on account of Receivables of Governmental
         Entities are deposited or remitted and which is subject to a
         Governmental Entity Receivables Account Notice.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase
         (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such
         Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or

                                        9

         obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "HQ" means Rite Aid Hdqtrs. Funding, Inc., a Delaware
         corporation.

                  "Incipient Event of Termination" means an event that but for notice or lapse of time or both would constitute an Event of
         Termination.

                  "Indemnified Amounts" has the meaning specified in
         Section 8.01.

                  "Intercreditor Agreement" means that certain Intercreditor
         Agreement dated as of September 22, 2004 among Citicorp North America,
         Inc. (as program agent under the Financing Agreement), the Borrower, the Originators, the Seller, and Citicorp North America, Inc. and
         JPMorgan Chase Bank, as collateral agents, as the same may be amended, modified or restated from time to time.

                  "Lock-Box" means a post office box either (a) administered by a Deposit Bank for the purpose of receiving Collections, which is the subject of a Deposit Account Agreement, or (b) which receives
         Collections of Government Receivables and is associated with a
         Government Entity Receivables Account that is subject to a Governmental
         Entity Receivables Agreement.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the collectibility of the Receivables, (ii) the ability of the
         Purchaser, the Seller, the Collection Agent or any Originator to
         perform any of its respective material obligations under the
         Transaction Documents to which it is a party, (iii) the legality, validity or enforceability of the Transaction Documents (including, without limitation, the validity, enforceability or priority of the ownership interests and security interests granted hereunder) or the rights of or benefits available to the Purchaser under the Transaction
         Documents, or (iv) the business, assets, operations, condition
         (financial or otherwise), or prospects of the Parent and its subsidiaries, taken as a whole.

                  "Medicaid" means the medical assistance program established by
         Title XIX of the Social Security Act (42 U.S.C. Secs. 1396 et seq.)
         and any statutes succeeding thereto.

                  "Medicare" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42
         U.S.C. Secs. 1395 et seq.) and any statutes succeeding thereto.

                  "Month" means a fiscal month of the Parent as set forth on
         Schedule 2 hereto, as such schedule shall be updated from time to time in accordance with the terms hereof.

                                       10

                  "Obligor" means a Person obligated to make payments to an
         Originator pursuant to a Contract; provided, however, if a PBM acts as agent for Contract Payors and is obligated, pursuant to a Contract, to turn over to an Originator payments made to it by such Contract Payors, then the term "Obligor" shall include both such PBM and such Contract
         Payors.

                  "Originator" means each of the Persons designated as such on
         Schedule I to the Originator Purchase Agreement.

                  "Originator Purchase Agreement" means the Purchase Agreement dated as of the date of this Agreement among the Originators, as sellers and HQ, as purchaser and collection agent, as amended or restated from time to time.

                  "Outstanding Balance" means at any time (i) with respect to any Receivable, the then outstanding principal balance thereof and (ii)
         with respect to any Participation Interest, the then outstanding principal balance of the underlying Government Receivable. Any sales or use tax billed in connection with a Receivable is not included in the
         Outstanding Balance.

                  "Parent" means Rite Aid Corporation, a Delaware corporation.

                  "Parent Undertaking (Originators)" means the Undertaking
         Agreement dated as of September 21, 2004 made by the Parent in favor of
         HQ relating to obligations of the Originators, as amended, modified or restated from time to time.

                  "Participated Receivable" means any Receivable which is the subject of a Purchased Participation Interest.

                  "Participation Interest" means, with respect to any
         Originator, a 100% undivided beneficial interest in such Originator's right, title and interest, whether now owned or hereafter arising and wherever located, in, to and under (i) each Government Receivable owned by such Originator, (ii) all Related Security and Collections with respect to such Government Receivable and (iii) all proceeds of such
         Government Receivable, Related Security, and Collections.

                  "PBM" means a pharmaceutical benefits manager which has
         entered into an agreement with an Originator to make payments as agent for various insurers and other Persons, on account of pharmaceutical goods sold by such Originator.

                  "Person" means an individual, partnership, corporation
         (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Entity.

                                       11

                  "Purchase" means a purchase by the Purchaser of Receivables and/or Participation Interests from the Seller pursuant to Article II
         (including a purchase paid for in whole or in part by a capital contribution).

                  "Purchase Date" means each day on which a Purchase is made pursuant to Article II.

                  "Purchase Price" for any Purchase means an amount equal to the
         Outstanding Balance of the Receivables that are the subject of such
         Purchase as set forth in the Seller's General Trial Balance, minus the
         Discount for such Purchase.

                  "Purchased Asset" means any Purchased Receivable or Purchased
         Participation Interest.

                  "Purchased Participation Interest" means any Participation
         Interest which is purchased or purported to be purchased by the
         Purchaser pursuant to Article II (including a Participation Interest which is contributed by the Seller to the Purchaser).

                  "Purchased Receivable" means any Receivable (other than a
         Government Receivable) which is purchased or purported to be purchased by the Purchaser pursuant to Article II (including a Receivable (other than a Government Receivable) which is contributed by the Seller to the
         Purchaser).

                  "Receivable" means the indebtedness or obligation of any
         Obligor resulting from the provision or sale of pharmaceutical merchandise by an Originator (or an Affiliate on behalf of such
         Originator) under a Contract (whether constituting an account, instrument, chattel paper, payment intangible or general intangible), and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

                  "Related Security" means (a) with respect to any Receivable:

                          (i)     all of the applicable Originator's interest in
                  merchandise, if any, (including returned merchandise) relating to any sale giving rise to such Receivable;

                          (ii)    all security interests or liens and property
                  subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements filed against an Obligor describing any collateral securing such Receivable;

                                       12

                          (iii)   all guaranties, insurance and other agreements
                  or arrangements of whatever character from time to time
                  supporting or securing payment of such Receivable whether
                  pursuant to the Contract related to such Receivable or
                  otherwise;

                          (iv)    the Contract and all other books, records and
                  other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights, subject to the rights of any licensors and to applicable law) relating to such Receivable and the related Obligor; and

                          (v)     the Originator Purchase Agreement, the
                  Secondary Purchase Agreement and the Parent Undertaking
                  (Originators) and all rights of the Seller to receive monies due or to become due thereunder,

         and (b) with respect to any Participation Interest, the Related
         Security with respect to the Government Receivable that is the subject of such Participation Interest.

                  "RFA Final Payment Date" means the later of the "Facility
         Termination Date" (as such term is defined in the Financing Agreement)
         and the date on which all Principal, Yield, fees and other obligations under the Financing Agreement are paid in full.

                  "Secondary Purchase Agreement" means the purchase agreement, dated as of the date hereof, among HQ, as seller and collection agent and the Seller, as purchaser, as amended or restated from time to time.

                  "Secured Obligations" has the meaning given to such term in
         Section 5.02 hereof.

                  "Seller Collateral" has the meaning given to such term in
         Section 5.02 hereof.

                  "Seller Report" means a report, in form and substance
         satisfactory to the Purchaser, furnished by the Collection Agent to the
         Purchaser pursuant to Section 6.02(b).

                  "Settlement Date" means a Distribution Date (as such term is defined in the Financing Agreement); provided, however, that following the occurrence of an Event of Termination, Settlement Dates shall occur on such days as are selected from time to time by the Purchaser or its assignees in a written notice to the Collection Agent.

                  "Transaction Document" means any of this Agreement, the
         Originator Purchase Agreement, the Secondary Purchase Agreement, the
         Deposit Account Agreements, the Governmental Entity Receivables
         Agreements, all amendments to any of the foregoing and all other agreements and documents delivered and/or related hereto or thereto.

                                       13

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  SECTION 1.02. Other Terms. All accounting terms not
specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the
State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF PURCHASES

                  SECTION 2.01. Facility. On the terms and conditions
hereinafter set forth and without recourse to the Seller (except to the extent specifically provided herein), the Seller shall sell and/or contribute to the capital of the Purchaser all of its right, title and interest in, to and under
(i) all Receivables (other than Government Receivables) acquired by it from time to time, and (ii) all Participation Interests in all Government Receivables
acquired by it from time to time, and the Purchaser shall purchase and/or accept as a contribution from the Seller all such Receivables (other than Government
Receivables) and all Participation Interests in Government Receivables of the
Seller from time to time, in each case during the period from the date hereof to the Facility Termination Date.

                  SECTION 2.02.  Making Purchases.

                  (a)   Initial Purchase. The Seller shall give the Purchaser at
least one Business Day's notice of its request for the initial Purchase, which request shall specify the date of such Purchase (which shall be a Business Day)
and the proposed Purchase Price for such Purchase. The Purchaser shall promptly notify the Seller whether it has determined to make such Purchase. On the date of such Purchase, the Seller shall sell or contribute to the capital of
Purchaser (i) all Receivables (other than Government Receivables) acquired by the Seller pursuant to the Originator Purchase Agreement and (ii) all
Participation Interests acquired by the Seller pursuant to the Originator
Purchase Agreement, and the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, pay the Purchase Price for such Purchase in the manner provided in Section 2.02(d). Effective upon such payment, the Seller hereby sells, conveys, transfers and assigns to the Purchaser (i) all
Receivables (other than Government Receivables) acquired by it and in existence on the date of the initial Purchase and (ii) all Participation Interests in all
Government Receivables acquired by it and in existence on the date of the initial Purchase.

                  (b)   Subsequent Purchases. On each Business Day following the
initial Purchase, unless the Seller or the Purchaser shall notify the other party to the contrary (with a copy to the Collection Agent), the Seller shall sell to the Purchaser and the Purchaser shall purchase from such Seller, upon satisfaction of the applicable conditions set forth in Article III, (i) all
Receivables (other than Government Receivables) acquired by the Seller and (ii)
all

                                       14

Participation Interests in all Government Receivables acquired by the Seller, in each case which have not previously been sold and/or contributed to the
Purchaser. The Purchaser shall pay the Purchase Price for such Purchase in the manner provided in Section 2.02(d). Effective on each Purchase Date, the Seller hereby sells, conveys, transfers and assigns to the Purchaser (i) all
Receivables (other than Government Receivables) acquired by it and not previously sold, conveyed, transferred or assigned to the Purchaser and (ii) all
Participation Interests in all Government Receivables acquired by it and not previously sold, conveyed, transferred or assigned to the Purchaser.

                  (c)   Special Provisions Relating to Sales of Participation
Interests. Pursuant to the Originator Purchase Agreement, each Originator has agreed, following each sale of a Participation Interest in a Government
Receivable, to hold such Government Receivable and any Related Security,
Collections and proceeds with respect thereto for the benefit of the Seller and its assigns; provided that such Originator shall take no action in contravention of any law, rule or regulation applicable to such Government Receivable. It is understood and agreed that sales of Participation Interests in Government
Receivables shall not include any right to collect the proceeds of any
Government Receivable directly from the applicable Governmental Entity, except insofar as a court of competent jurisdiction shall order such Governmental
Entity to make such payments directly to the Purchaser or its assigns.

                  (d)   Payment of Purchase Price. The Purchase Price for the
initial Purchase shall be paid on the Purchase Date therefor and the Purchase
Price for each subsequent Purchase shall be paid on the next Settlement Date
(without giving effect to the proviso in the definition thereof) after the
Purchase Date therefor, in each case, by means of any one or a combination of the following: (i) a deposit in same day funds to the Seller's account designated by the Seller, and/or (ii) a contribution to the capital of the
Purchaser. To the extent that on any date set for the payment of Purchase Price, the Purchaser does not have sufficient funds to pay the entire Purchase Price in cash, the amount in excess of the cash portion of the Purchase Price paid by the
Purchaser shall constitute a contribution to the capital of the Purchaser by the
Seller, and the parties hereto will make the appropriate accounting entries in their books and records to reflect such allocation of the Purchase Price as between cash payment and capital contribution. It is agreed by the parties hereto that the portion of the Purchase Price for the initial Purchase allocated to a capital contribution is $394,971,504.26.

                  (e)   Ownership of Receivables, Participation Interests and
Related Security. On each Purchase Date, after giving effect to the Purchase on such date, the Purchaser shall own (i) all Receivables (other than Government
Receivables) acquired by the Seller as of such date (including Receivables which have been previously sold and/or contributed to the Purchaser hereunder), and
(ii) all Participation Interests in all Government Receivables acquired by the
Seller as of such date (including Participation Interests in Government
Receivables which have been previously sold and/or contributed to the Purchaser hereunder). The Purchase of any Receivable or Participation Interest shall include all Related Security with respect to such Receivable or Participation
Interest.

                                       15

                  SECTION 2.03. Collections. (a) Unless otherwise agreed, the
Collection Agent shall, on each Settlement Date, deposit into an account of the
Purchaser or the Purchaser's assignee all Collections of Purchased Assets then held by the Collection Agent.

                  (b)   In the event that the Seller believes that Collections
which are not Collections of Purchased Assets have been deposited into an account of the Purchaser or the Purchaser's assignee, the Seller shall notify the Collection Agent who shall so advise the Purchaser and, on the Business Day following such identification, the Purchaser shall remit, or shall cause to be remitted, all Collections so deposited which are identified, to the Purchaser's satisfaction, to be Collections of Receivables which are not either Purchased
Receivables or Participated Receivables to the Seller.

                  SECTION 2.04. Settlement Procedures. (a) If on any day any
Purchased Asset becomes (in whole or in part) a Diluted Receivable or a Diluted
Participation Interest (as the case may be), the Seller shall be deemed to have received on such day a Collection of such Purchased Asset in the amount of such
Diluted Receivable or Diluted Participation Interest (as the case may be). The
Seller shall pay to the Collection Agent on or prior to the next Settlement Date all amounts deemed to have been received pursuant to this subsection.

                  (b)   Upon discovery by the Seller or the Purchaser of a
breach of any of the representations and warranties made by the Seller in
Section 4.01(j) with respect to any Purchased Asset, such party shall give prompt written notice thereof to the Purchaser, the Collection Agent, and the
Seller, as soon as practicable and in any event within three Business Days following such discovery. The Seller shall, upon not less than two Business
Days' notice from the Purchaser or its assignee or designee, repurchase such
Purchased Asset on the next succeeding Settlement Date for a repurchase price equal to the Outstanding Balance of such Purchased Asset. Each repurchase of a
Purchased Asset shall include the Related Security with respect to such
Purchased Asset. The proceeds of any such repurchase shall be deemed to be a
Collection in respect of such Purchased Asset. The Seller shall pay to the
Collection Agent on or prior to the next Settlement Date the repurchase price required to be paid pursuant to this subsection.

                  (c)   Except as stated in subsection (a) or (b) of this
Section 2.04 or as otherwise required by law or the underlying Contract, all
Collections from an Obligor of any Purchased Receivable or Participated
Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.

                  SECTION 2.05. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited no later than 12:00 noon (New York City time) on the day when due in same day funds to an account or accounts designated by the Purchaser from time to time, which accounts, during the existence of the Financing Agreement, shall be those set forth in the Financing Agreement.

                                       16

                  (b)   The Seller shall, to the extent permitted by law, pay to
the Purchaser interest on any amount not paid or deposited by the Seller
(whether as Collection Agent or otherwise) when due hereunder at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

                  (c)   All computations of interest and all computations of
fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.
Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

                                   ARTICLE III

                             CONDITIONS OF PURCHASES

                  SECTION 3.01. Conditions Precedent to Initial Purchase from the Seller. The initial Purchase of Receivables and/or Participation Interests
from the Seller hereunder is subject to the conditions precedent that the
Purchaser shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Purchaser:

                  (a)     Certified copies of the resolutions (or similar
         authorization, if not a corporation) of the Board of Directors (or similar governing body or Persons, if not a corporation) of the Seller approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

                  (b)     A certificate of the Secretary or Assistant Secretary
         of the Seller certifying the names and true signatures of the officers of such Seller authorized to sign this Agreement and the other documents to be delivered by it hereunder.

                  (c)     Copies of proper financing statements, duly filed on
         or before the date of the initial Purchase, naming the Seller as the seller/debtor and the Purchaser as the purchaser/secured party, or other similar instruments or documents, as the Purchaser may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Purchaser's ownership of and security interest in the Purchased Assets and Related Security and
         Collections with respect thereto.

                  (d)     Copies of proper financing statements, if any,
         necessary to release all security interests and other rights of any
         Person in the Purchased Assets, Contracts or Related Security
         previously granted by the Seller, except those evidencing security interests subject to the Intercreditor Agreement.

                                       17

                  (e)     Completed requests for information, dated on or before
         the date of such initial Purchase, listing all effective financing statements filed in the jurisdictions referred to in subsection (c)
         above that name the Seller as debtor, together with copies of such other financing statements (none of which shall cover any Purchased
         Assets, Contracts or Related Security except those evidencing security interests subject to the Intercreditor Agreement).

                  (f)     A favorable opinion of (i) Skadden, Arps, Slate,
         Meagher & Flom LLP, counsel for the Seller, in form and substance satisfactory to the Purchaser, (ii) Chapman & Cutler relating to various states' local perfection issues and (iii) Parent's general counsel, in each case, as to such matters as the Purchaser may reasonably request, and

                  (g)     Executed copies of (i) Deposit Account Agreements with
         each Deposit Bank and (ii) Governmental Entity Receivables Agreements
         with each Account Bank.

                  (h)     A copy of the Memorandum and Articles of Association
         of the Seller, certified by the Secretary or Assistant Secretary of the Seller.

                           SECTION 3.02. Conditions Precedent to All Purchases.
         Each Purchase (including the initial Purchase) hereunder shall be subject to the further conditions precedent that:

                  (a)     with respect to any such Purchase, on or prior to the
         date of such Purchase, the Seller shall have delivered to the
         Purchaser, if requested by the Purchaser, (i) the Seller's General
         Trial Balance (which if in magnetic tape or diskette format shall be compatible with the Purchaser's computer equipment) as of a date not more than 31 days prior to the date of such Purchase, and (ii) such additional information concerning the Receivables and Participation
         Interests to be purchased as may reasonably be requested by the
         Purchaser;

                  (b)     with respect to any such Purchase, on or prior to the
         date of such Purchase, the Collection Agent shall have delivered to the Purchaser, in form and substance satisfactory to the Purchaser, a completed Seller Report for the most recently ended reporting period for which information is required pursuant to Section 6.02(b) and containing such additional information as may reasonably be requested by the Purchaser;

                  (c)     the Seller shall have marked its master data
         processing records and, at the request of the Purchaser, each Contract giving rise to Purchased Assets and all other relevant records evidencing the Receivables and Participation Interests which are the subject of such Purchase with a legend, acceptable to the Purchaser, stating that such Receivables and Participation Interests, together with the Related Security and Collections with respect thereto, have been sold in accordance with this Agreement; and

                                       18

                  (d)     on the date of such Purchase the following statements
         shall be true (and the Seller, by accepting the Purchase Price for such
         Purchase, shall be deemed to have certified that):

                          (i)     The representations and warranties made by the
                  Seller in Section 4.01 are correct on and as of the date of such Purchase as though made on and as of such date,

                          (ii)    No event has occurred and is continuing, or
                  would result from such Purchase, that constitutes an Event of
                  Termination or an Incipient Event of Termination and

                          (iii)   The Purchaser shall not have delivered to the
                  Seller a notice that the Purchaser shall not make any further
                  Purchases hereunder; and

                  (e)     the Purchaser shall have received such other
         approvals, opinions or documents as the Purchaser may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Seller.
The Seller represents and warrants as follows:

                  (a)     The Seller is an exempted company incorporated with
         limited liability validly existing and in good standing under the laws of the Cayman Islands, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                  (b)     The execution, delivery and performance by the Seller
         of this Agreement and the other documents to be delivered by it hereunder, including the Seller's sale of Receivables and
         Participation Interests hereunder and the Seller's use of the proceeds of Purchases, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Seller's Memorandum and Articles of Association,
         (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this
         Agreement). This Agreement has been duly executed and delivered by the
         Seller.

                                       19

                  (c)     No authorization or approval or other action by, and
         no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or any other document to be delivered by it hereunder, except for the filing of UCC financing statements referred to herein.

                  (d)     Each of the Transaction Documents to which it is a
         party constitutes the legal, valid and binding obligation of the
         Seller enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

                  (e)     Purchases made pursuant to this Agreement will
         constitute a valid sale, transfer, and assignment of the Purchased
         Assets to, or contributions of the Purchased Assets to the capital of, the Purchaser, enforceable against creditors of, and purchasers from, the Seller. The Seller shall have no remaining property interest in any Purchased Asset.

                  (f)     (i) The fair value of the property of the Seller is
         greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the
         Seller's abilities to pay such debts and liabilities as they mature and
         (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the
         Seller's property would constitute unreasonably small capital.

                  (g)     There is no pending or threatened action,
         investigation or proceeding affecting the Seller or any of its subsidiaries before any court, governmental agency or arbitrator which if determined adversely to any of them, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (h)     No proceeds of any Purchase will be used to acquire
         any equity security of a class which is registered pursuant to Section
         12 of the Securities Exchange Act of 1934.

                  (i)     No transaction contemplated hereby requires compliance
         with any bulk sales act or similar law.

                  (j)     Each Receivable (including, without limitation, each
         Participated Receivable) sold and/or contributed by the Seller and characterized in any Seller Report (or, if applicable, as of a date certain specified in such report) as an Eligible Receivable is, as of the date of such Seller Report, an Eligible Receivable. Each Purchased
         Asset, together with the Related Security, is owned (immediately prior to its sale hereunder) by

                                       20

         the Seller free and clear of any Adverse Claim (other than any Adverse
         Claim arising solely as the result of any action taken by the
         Purchaser). When the Purchaser makes a Purchase it shall acquire valid and perfected first priority ownership of each Purchased Asset and the
         Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser), and no effective financing statement or other instrument similar in effect covering any
         Purchased Asset, any interest therein, the Related Security or
         Collections with respect thereto is on file in any recording office except such as may be filed in favor of HQ as purchaser under the
         Originator Purchase Agreement, in favor of the Seller in accordance with the Secondary Purchase Agreement, in favor of Purchaser in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by the Purchaser or those which relate to security interests that are subject to the
         Intercreditor Agreement.

                  (k)     Each Seller Report (if prepared by the Seller, or to
         the extent that information contained therein is supplied by the
         Seller), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time (whether before or after the date of this Agreement) by the Seller to the
         Purchaser in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Purchaser at such time) as of the date so furnished (or, if applicable, as of a date certain specified in such report), and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (l)     The principal place of business and chief executive
         office of the Seller and the office where such Seller keeps its records concerning the Purchased Assets are located at the address or addresses referred to in Section 5.01(b).

                  (m)     The names and addresses of all the Deposit Banks and
         Account Banks, together with the post office boxes and account numbers of the Lock-Boxes, Deposit Accounts at such Deposit Banks, and
         Governmental Entity Receivables Accounts at such Account Banks are specified in Exhibit B (as the same may be updated from time to time pursuant to Section 5.01(g)). The Lock-Boxes, Deposit Accounts and
         Governmental Entity Receivables Accounts are the only post office boxes and bank accounts into which Collections of Receivables and
         Participation Interests are deposited or remitted.

                  (n)     The Seller is not known by and does not use any
         tradename or doing- business-as name.

                  (o)     With respect to any programs used by HQ in the
         servicing of the Receivables and Participation Interests, no sublicensing agreements are necessary in connection with the designation of a new Collection Agent pursuant to Section 6.01 so that such new Collection Agent shall have the benefit of such programs (it being understood

                                       21

         that, however, the Collection Agent, if other than HQ, shall be required to be bound by a confidentiality agreement reasonably acceptable to HQ (on behalf of itself and each of the Originators)).

                  (p)     The transfers of Purchased Assets by the Seller to the
         Purchaser pursuant to this Agreement, and all other transactions between the Seller and the Purchaser, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of such Seller.

                  (q)     The Seller has timely filed or caused to be filed all
         required income tax and sales tax returns and reports and all other material tax returns and reports required to have been filed and has paid or caused to be paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Seller, except where the payment of any such taxes is being contested in good faith by appropriate proceedings and for which the Seller has set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Seller in respect of such taxes or charges imposed by all
         Governmental Entities are, in the opinion of the Seller, adequate for the payment thereof.

                  (r)     The Seller was incorporated on August 11, 2004 under
         the name Cayman Resources (21) Ltd., and the Seller did not engage in any business activities prior to the date of this Agreement.

                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01. Covenants of the Seller. The Seller covenants from the date hereof until the first day following the Facility Termination Date on which all of the Purchased Assets are either collected in full or become
Defaulted Receivables or Defaulted Participation Interests (as the case may be):

                  (a)     Compliance with Laws, Etc. The Seller will comply in
         all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges could not reasonably be expected to result in a Material Adverse Effect.

                  (b)     Offices, Records, Name and Organization. The Seller
         will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Purchased
         Assets at the address of the Seller set forth on Exhibit D hereto or, upon 30 days' prior written notice to the Purchaser and its assignees, at any other locations within the United States. The Seller will not change its name or its

                                       22

         jurisdiction of organization, unless (i) the Seller shall have provided the Purchaser and its assignees with at least 30 days' prior written notice thereof and (ii) no later than the effective date of such change, all actions required by Section 5.01(j) shall have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Purchased Assets and related
         Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all
         Purchased Assets (including, without limitation, records adequate to permit the daily identification of each new Purchased Asset and all
         Collections of and adjustments to each existing Purchased Asset). The
         Seller shall make a notation in its books and records, including its computer files, to indicate that all of its Receivables and
         Participation Interests have been sold by it to the Purchaser hereunder.

                  (c)     Performance and Compliance with Contracts and Credit
         and Collection Policy. The Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables and Participated Receivables, and
         timely and fully comply in all material respects with the Credit and
         Collection Policy in regard to each Purchased Receivable, each
         Participated Receivable and the related Contract.

                  (d)     Sales, Liens, Etc. Except for the sales of Purchased
         Assets contemplated herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any
         Purchased Asset, Receivable, Related Security, related Contract or
         Collections, or upon or with respect to any account to which any
         Collections of any Purchased Asset are sent, or assign any right to receive income in respect thereof.

                  (e)     Extension or Amendment of Purchased Assets. Except as
         provided in Section 6.02(c), the Seller will not extend, amend or otherwise modify the terms of any Purchased Receivable or Participated
         Receivable, or amend, modify or waive any term or condition of any
         Contract (to which it is a party) related thereto.

                  (f)     Change in Business or Credit and Collection Policy.
         The Seller will not make any change in the character of its business or in the Credit and Collection Policy that could, in either case, reasonably be expected to result in a Material Adverse Effect.

                  (g)     Change in Payment Instructions to Obligors. The Seller
         will not add or terminate any post office box, bank, or bank account as a Lock-Box, Deposit Bank, Deposit Account, Governmental Entity
         Receivables Account or Account Bank from those listed in Exhibit B to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to any such box or account, unless the
         Purchaser shall have received notice of such addition, termination or change (including an updated Exhibit B) and a fully executed Deposit
         Account Agreement or Governmental Entity Receivables

                                       23

         Agreement with each new Deposit Bank or Account Bank, as the case may be, with respect to each new Lock-Box, Deposit Account, or Governmental
         Entity Receivables Account.

                  (h)     Deposits to Lock-Boxes, Deposit Accounts and
         Governmental Entity Receivables Accounts. The Seller will instruct all of the Obligors that are Governmental Entities other than Contract
         Payers to remit all their payments in respect of Participated
         Receivables to Governmental Entity Receivables Accounts or Lock-Boxes
         associated therewith. The Seller will instruct all of its Obligors that are not Governmental Entities (other than Contract Payors) to remit all their payments in respect of Purchased Receivables to
         Deposit Accounts or Lock-Boxes associated therewith. If the Seller shall receive any Collections directly, it shall immediately (and in any event within one Business Day) deposit the same to a Deposit
         Account or Governmental Entity Receivables Account, as the case may
         be. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box, Deposit
         Account or Governmental Entity Receivables Account cash or cash proceeds other than Collections of Purchased Receivables and
         Participated Interests except as provided in the last sentence of this
         Section 5.01(h).

                  In furtherance of the foregoing, the Collection Agent agrees
         (i) within 30 days from the date of this Agreement, to notify all
         Obligors that are not Governmental Entities (other than Contract
         Payors) to remit all their payments in respect of Purchased Receivables to Deposit Accounts or Lock-Boxes associated therewith and (ii)
         thereafter, to use ongoing commercially reasonable efforts to obtain compliance with such notice from those Obligors who have failed to so comply. The foregoing notwithstanding the Collection Agent acknowledges that collections on account of accounts receivable belonging to
         Drugstore.com are regularly deposited into the Governmental Entity
         Receivables Account and agrees to identify and remove such collections
         (from such account) within two Business Days after they are received.

                  (i)     Audits. The Seller will, from time to time during
         regular business hours as requested by the Purchaser or its assigns, permit the Purchaser, or its agents, representatives or assigns, (i)
         to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Purchased Assets and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to
         Purchased Assets and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters.

                  (j)     Further Assurances. (i) The Seller agrees from time to
         time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Purchaser or its assignees

                                       24

         may reasonably request, to perfect, protect or more fully evidence the sale of Purchased Assets under this Agreement, or to enable the
         Purchaser or its assignees to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, the Seller will, upon the request of the Purchaser or its assignees, (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Purchased Assets; and (B) deliver to the Purchaser copies of all Contracts (to which it is a party) relating to the Purchased
         Assets and all records relating to such Contracts and the Purchased
         Assets, whether in hard copy or in magnetic tape or diskette format
         (which if in magnetic tape or diskette format shall be compatible with the Purchaser's computer equipment).

                          (ii)    The Seller authorizes the Purchaser or its
         assignees to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Purchased Assets and the Related Security, the related Contracts and the Collections with respect thereto. Such financing statements filed against the Seller may describe the collateral in the same manner specified in Section 5.02 hereof or in any other manner as the Purchaser or its assignees may reasonably determine is necessary to ensure the perfection of such security interest, including, without limitation, describing such property as all assets or all personal property of the Seller whether now owned or hereafter acquired.

                  (k)     Reporting Requirements. The Seller will provide to the
         Purchaser the following:

                          (i)     any reports, notices, public filings,
         financial information and any other information or correspondence delivered to the Seller pursuant to the Secondary Purchase Agreement;

                          (ii)    as soon as possible and in any event within
         five days after the occurrence of each Event of Termination or
         Incipient Event of Termination, a statement of a Financial Officer of the Seller setting forth details of such Event of Termination or
         Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

                          (iii)   at least 30 days prior to any change in the
         Seller's name or state of incorporation, a notice setting forth the new name or state of incorporation and the effective date thereof; and

                          (iv)    such other information respecting the
         Purchased Assets or the condition or operations, financial or otherwise, of the Seller as the Purchaser may from time to time reasonably request, to the extent such disclosure is permitted under applicable law, rule or regulation.

                                       25

         Reports and financial statements required to be delivered pursuant to clauses (i) and (ii) of Section 5.01(k) of the Originator Purchase
         Agreement (which are required to be delivered to the Seller pursuant to the Secondary Purchase Agreement) shall be deemed to have been delivered on the date on which the Parent posts such reports, or reports containing such financial statements, on the Parent's website on the internet at http://www.riteaid.com or when such reports, or reports containing such financial statements, are posted on the SEC's website at www.sec.gov.

                  (l)     Separate Conduct of Business. The Seller will: (i)
         maintain separate corporate records and books of account from those of the Purchaser; (ii) conduct its business from an office separate from that of the Purchaser (but which may be located in the same facility as the Purchaser); (iii) ensure that all oral and written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name; (iv) have stationery and other business forms and a mailing address and a telephone number separate from those of the Purchaser;
         (v) not hold itself out as having agreed to pay, or as being liable for the obligations of the Purchaser; (vi) not engage in any transaction with the Purchaser except as contemplated by this Agreement or as permitted by the other Transaction Documents; and (vii) in its capacity as shareholder of the Purchaser, not adopt any special resolution for the voluntary winding up of the Purchaser without the prior written consent of the Program Agent under the Financing Agreement.

                  (m)     Secondary Purchase Agreement. The Seller will not
         amend, waive or modify any provision of the Secondary Purchase
         Agreement or waive the occurrence of any "Event of Termination" under the Secondary Purchase Agreement, without in each case the prior written consent of the Purchaser and its assignees; provided, however, that the Seller may amend the percentage set forth in the definition of "Discount" in the Secondary Purchase Agreement in accordance with the provisions of the Secondary Purchase Agreement without the consent of the Purchaser and its assignees, provided, further, that the Seller shall promptly notify the Purchaser and its assignees of any such amendment. The Seller will perform all of its obligations under the
         Secondary Purchase Agreement in all material respects and will enforce the Secondary Purchase Agreement in accordance with its terms in all material respects.

                  (n)     Additional Information. If additional information is
         requested by the Obligor as to a bill or supporting claim documents, the Seller has or will (or will cause the applicable Originator to)
         promptly provide the same, and if any error has been made with respect to such information, the Seller will (or will cause the applicable
         Originator to) promptly correct the same and, if necessary, rebill such
         Receivable.

                  (o)     Nature of Business. The Seller will not engage in any
         business other than the purchase or acquisition of Receivables,
         Participation Interests, Related Security and Collections from HQ and the transactions contemplated by this Agreement. The Seller will not create or form any Subsidiary other than the Purchaser.

                                       26

                  (p)     Mergers, Etc. The Seller will not merge with or into
         or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of
         transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any
         Person, other than as specifically contemplated by this Agreement and the other Transaction Documents.

                  (q)     Distributions, Etc. The Seller will not declare or
         make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of equity interests of the Seller, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of equity of the Seller or any warrants, rights or options to acquire any such shares, now or hereafter outstanding;
         provided, however, that the Seller may declare and pay cash dividends on its share capital to its shareholders so long as (i) no Event of
         Termination shall then exist or would occur as a result thereof, (ii)
         such dividends are in compliance with all applicable law including the laws of The Cayman Islands, and (iii) such dividends have been approved by all necessary and appropriate corporate action of the
         Seller.

                  (r)     Debt. The Seller will not incur any Debt.

                  (s)     Memorandum and Articles of Association. The Seller
         will not amend, modify or delete any provision of its Memorandum and
         Articles of Association without the prior written consent of the
         Program Agent under the Financing Agreement.

                  SECTION 5.02. Grant of Security Interest. The Seller and the
Purchaser intend that the transfer of each Purchased Receivable and
Participation Interest hereunder from the Seller to the Purchaser be treated as a sale of all of the Seller's right, title and interest in, to and under such
Purchased Receivable and Participation Interest and that, immediately after giving effect to the transfer, the Seller has no further interest (legal or equitable) in any Purchased Receivable or Participation Interest. The Seller and
the Purchaser shall record each Purchase as a sale or purchase, as the case may be, on its books and records, and reflect each Purchase in its financial statements and tax returns as a sale or purchase, as the case may be. In the event that, contrary to the mutual intent of the Seller and the Purchaser, any
Purchase of Purchased Receivables and/or Participation Interests hereunder is not characterized as a sale but rather as a collateral transfer for security (or the transactions contemplated hereby are characterized as a financing transaction), such Purchase shall be deemed to be a secured financing, secured by a security interest in all of the Seller's right, title and interest now or hereafter existing and hereafter arising in, to and under (i) all Receivables now existing and hereafter arising, (ii) all Participation Interests, (iii) all
Related Security, (iv) all Collections with respect to the items in clauses (i)
through (iii), (v) all other assets, including without limitation, accounts, chattel paper, instruments, payment intangibles and general intangibles (as those terms are defined in the UCC) and (vi) all proceeds of the foregoing
(collectively, the "Seller Collateral"). In furtherance of the foregoing, the
Seller

                                       27

hereby grants, to the Purchaser a security interest in all of the Seller's right, title and interest now or hereafter existing in, to and under the Seller
Collateral to secure the repayment of all amounts due and owing by the Seller to the Purchaser hereunder with accrued interest thereon, if applicable, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent (such amounts the "Secured Obligations").

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

                  SECTION 6.01. Designation of Collection Agent. The servicing, administration and collection of the Purchased Assets shall be conducted by such
Person (the "Collection Agent") so designated hereunder from time to time. Until the RFA Final Payment Date, HQ (or such other Person as may be designated from time to time under the Financing Agreement) is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. Thereafter, the Purchaser, by notice to HQ and the Seller, may designate as Collection Agent any Person (including itself) to succeed HQ or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. Upon HQ's receipt of such notice, HQ agrees that it will terminate its activities as Collection Agent hereunder in a manner which the Purchaser (or its designee) believes will facilitate the transition of the performance of such activities to the new Collection Agent, and HQ shall use its best efforts to assist the Purchaser (or its designee) to take over the servicing, administration and collection of the Purchased Assets, including, without limitation, providing access to and copies of all computer tapes or disks and other documents or instruments that evidence or relate to Purchased Assets maintained by HQ in its capacity as Collection Agent and access to all employees and officers of HQ responsible with respect thereto. The Collection Agent may, with the prior consent of the Purchaser, subcontract with any other Person for the servicing, administration or collection of Purchased Assets. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof, and any such subcontract shall terminate upon designation of a successor Collection Agent.

                  SECTION 6.02. Duties of Collection Agent. (a) The Collection
Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Purchased Asset from time to time, all in accordance in all material respects with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection
Policy. The Purchaser hereby appoints the Collection Agent, from time to time designated pursuant to Section 6.01, as agent to enforce its ownership and other rights in the Purchased Assets, the Related Security and the Collections with respect thereto. In performing its duties as Collection Agent, the Collection
Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned the Purchased Assets and shall act in the best interests of the Purchaser and its assignees.

                                       28

                  (b)     On or before each Determination Date, the Collection
Agent shall prepare and forward to the Purchaser (i) a Seller Report, relating to all then outstanding Purchased Assets, and the Related Security and
Collections with respect thereto, in each case, as of the close of business of the Collection Agent on the last day of the immediately preceding Month, and
(ii) if requested by the Purchaser, a listing by Obligor (other than Contract
Payors) of all Purchased Assets, together with an aging report of such Purchased
Assets.

                  (c)     If no Event of Termination or Incipient Event of
Termination shall have occurred and be continuing, HQ, while it is the
Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Purchased
Receivable or Participated Receivable as it deems appropriate to maximize
Collections thereof, or otherwise amend or modify other terms of any Purchased
Receivable or Participated Receivable.

                  (d)     The Seller shall deliver to the Collection Agent, and
the Collection Agent shall hold in trust for the Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Purchased Assets.

                  (e)     The Collection Agent shall as soon as practicable
following receipt turn over to the Seller (or other person entitled thereto) any cash collections or other cash proceeds received with respect to Receivables not constituting Purchased Receivables or Participated Receivables.

                  (f)     The Collection Agent also shall perform the other
obligations of the "Collection Agent" set forth in this Agreement with respect to the Purchased Assets.

                  SECTION 6.03. Collection Agent Fee. The Purchaser shall pay to the Collection Agent, so long as it is acting as the Collection Agent hereunder, a periodic collection fee (the "Collection Agent Fee") of 1.00% per annum on the average daily aggregate Outstanding Balance of the Purchased Assets, payable in arrears on each Settlement Date or such other day during each Month as the
Purchaser and the Collection Agent shall agree. So long as the Financing
Agreement is in effect, amounts paid to the Collection Agent as "Collection
Agent Fee" pursuant to the Financing Agreement shall reduce, on a dollar-for-dollar basis, the obligation of the Purchaser to pay the Collection
Agent Fee hereunder, provided that such obligation of the Purchaser shall in no event be reduced below zero.

                  SECTION 6.04. Certain Rights of the Purchaser. (a) The
Purchaser may, at any time during the existence of an Event of Termination or
Incipient Event of Termination, give notice of ownership and/or direct the
Obligors of Purchased Assets and any Person obligated on any Related Security, or any of them, that payment of all amounts payable under any Purchased Asset shall be made directly to the Purchaser or its assignees. The Seller hereby transfers to the Purchaser (and its assigns and designees) the exclusive ownership and control of the Lock-Boxes

                                       29

and Deposit Accounts maintained by the Seller for the purpose of receiving
Collections (other than Collections from Governmental Entities).

                  (b)     The Seller shall, at any time during the existence of
an Event of Termination or Incipient Event of Termination upon the Purchaser's request and at the Seller's expense, give notice of the Purchaser's ownership to each Obligor of Purchased Assets and, to the extent permitted under applicable law, direct that payments of all amounts payable under the Purchased Receivables or Participated Receivables be made directly to the Purchaser or its assignees.

                  (c)     At the Purchaser's request and at the Seller's
expense, the Seller and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Purchased Assets, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Purchased Receivables and Participated Receivables, and
shall make the same available to the Purchaser at a place selected by the
Purchaser or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of
Purchased Assets in a manner acceptable to the Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Purchaser or its designee. The
Purchaser shall also have the right to make copies of all such documents, instruments and other records at any time.

                  (d)     The Seller authorizes the Purchaser to take any and
all steps in the Seller's name and on behalf of the Seller that are necessary or desirable, in the determination of the Purchaser, to collect amounts due under the Purchased Receivables and Participated Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Purchased Assets and enforcing the Purchased
Receivables and Participated Receivables and the Related Security and related
Contracts.

                  SECTION 6.05. Rights and Remedies. (a) If the Seller or the
Collection Agent fails to perform any of its obligations under this Agreement, the Purchaser may (but shall not be required to) (after notice to the Seller or
Collection Agent and such failure to perform, if capable of being cured, is not cured within 10 days after such notice is sent) itself perform, or cause performance of, such obligation, and, if the Seller (as Collection Agent or otherwise) fails to so perform, the costs and expenses of the Purchaser incurred in connection therewith shall be payable by the Seller as provided in Section
8.01 or Section 9.04 as applicable.

                  (b)     The Seller shall perform all of its obligations under
the Contracts related to the Purchased Receivables and Participated Receivables
to the same extent as if the Seller had not sold Receivables or Participation
Interests hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve the Seller from such obligations or its obligations with respect to the Purchased Receivables and Participated Receivables. The Purchaser
shall not have any obligation or liability with respect to any Purchased
Receivables and Participated Receivables or related

                                       30

Contracts, nor shall the Purchaser be obligated to perform any of the obligations of the Seller thereunder.

                  (c)     The Seller shall cooperate with the Collection Agent
in collecting amounts due from Obligors in respect of the Purchased Receivables and Participated Receivables.

                  (d)     The Seller hereby grants to Collection Agent an
irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by Purchaser
(whether or not from the Seller) in connection with any Purchased Asset.

                  SECTION 6.06. Transfer of Records to Purchaser. Each Purchase
of Receivables and Participation Interests hereunder shall include the transfer to the Purchaser of all of the Seller's right and title to and interest in the records relating to such Receivables or Participation Interests (as the case may
be) and, subject to the rights of any licensors and applicable law, shall include an irrevocable non-exclusive license to the use of the Seller's computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Purchased Assets are either collected in full or become Defaulted Receivables or Defaulted Participation Interests (as the case may be).

                  The Seller shall take such action requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the records relating to the Purchased Assets and rights (whether by ownership, license or sublicense) to the use of the Seller's computer software system to access and create such records, subject to the rights of any licensors and applicable law.

                  In recognition of the Seller's need to have access to the
records transferred to the Purchaser hereunder, the Purchaser hereby grants to the Seller an irrevocable license to access such records in connection with any activity arising in the ordinary course of the Seller's business or in performance of its duties as Collection Agent, provided that (i) the Seller shall not disrupt or otherwise interfere with the Purchaser's use of and access to such records during such license period and (ii) the Seller consents to the assignment and delivery of the records (including any information contained therein relating to the Seller or its operations) to any assignees or transferees of the Purchaser provided they agree to hold such records confidential.

                                   ARTICLE VII

                              EVENTS OF TERMINATION

                  SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

                                       31

                  (a)     The Collection Agent (i) shall fail to perform or
         observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) or (iii) of this subsection (a))
         and such failure, if capable of being cured, shall remain unremedied for ten days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement or (iii) shall fail to deliver any Seller Report when required and such failure shall remain unremedied for one Business Day (provided that the grace period in this clause (iii) may not be utilized more than once in any Month); or

                  (b)     The Seller shall fail to make any payment required
         under Section 2.04(a) or 2.04(b); or

                  (c)     Any representation or warranty (unless such
         representation or warranty relates solely to one or more specific
         Receivables incorrectly characterized as Eligible Receivables and the
         Seller shall have made any required deemed Collection payment pursuant to Section 2.04 with respect to such Receivables) made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any information or report delivered by the Seller pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;
         or

                  (d)     The Seller shall fail to perform or observe any other
         term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days, provided that failure to perform or observe any covenant contained in Sections 5.01(b), 5.01(d), 5.01(g), and 5.01(h) shall not be entitled to the benefit of such 10-day period; or

                  (e)     The Seller or the Collection Agent shall fail to pay
         any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f)     Any Purchase of Receivables or Participation Interests
         hereunder, the Related Security and the Collections with respect thereto shall for any reason cease to constitute valid and perfected ownership of such Receivables, Participation Interests, Related
         Security and Collections free and clear of any Adverse Claim; or

                                       32

                  (g)     The Seller or the Collection Agent shall generally not
         pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or the Collection Agent seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up (whether such Person is insolvent or not), reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it
         (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any proceeding or petition shall be instituted or adopted for the winding up of the
         Seller (whether or not in the context of a bankruptcy or insolvency proceeding); or the Seller shall take any corporate action to authorize any of the actions set forth above in this subsection (g);
         or

                  (h)     An Event of Termination shall have occurred under the
         Originator Purchase Agreement, the Secondary Purchase Agreement or the
         Financing Agreement; or

                  (i)     There shall have occurred any event which may
         materially adversely affect the collectibility of the Purchased Assets or the ability of the Seller or the Collection Agent to collect
         Purchased Assets or otherwise perform its respective obligations under this Agreement;

then, and in any such event, the Purchaser may in its sole discretion without regard to Section 9.08, by notice to the Parent and the Seller take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), and all Purchases hereunder shall cease immediately and (y) following the RFA Final Payment Date, without limiting any right under this Agreement to replace the Collection Agent, designate another Person to succeed HQ (or any successor Collection Agent) as Collection Agent; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur, HQ (if it is then serving as the
Collection Agent) shall cease to be the Collection Agent, and the Purchaser (or, prior to the RFA Final Payment Date, the Person designated under the Financing
Agreement) shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Purchaser shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                       33

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  SECTION 8.01. Indemnities by the Seller. Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the
Seller hereby agrees to indemnify the Purchaser and its assigns and transferees
(each, an "Indemnified Party"), from and against any and all damages, claims, losses, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any
Indemnified Party arising out of or as a result of this Agreement or the purchase of any Purchased Assets or in respect of any Purchased Asset,
Participated Receivable or any Contract, including, without limitation, arising out of or as a result of:

                  (i)     the characterization in any Seller Report or other
         statement made by the Seller of any Purchased Receivable or
         Participated Receivable as an Eligible Receivable which is not an
         Eligible Receivable as of the date on which such information was certified;

                  (ii)    any representation or warranty or statement made or
         deemed made by the Seller (or any of its officers) under or in connection with this Agreement, which shall have been incorrect in any material respect when made;

                  (iii)   the failure by the Seller to comply with any
         applicable law, rule or regulation with respect to any Purchased
         Asset, Participated Receivable or the related Contract; or the failure of any Purchased Asset, Participated Receivable or the related
         Contract to conform to any such applicable law, rule or regulation;

                  (iv)    the failure to vest in the Purchaser absolute
         ownership of the Purchased Receivables and Participation Interests
         that are, or that purport to be, the subject of a Purchase under this
         Agreement and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

                  (v)     the failure of the Seller to have filed, or any delay
         in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Receivables or
         Participation Interests that are, or that purport to be, the subject of a Purchase under this Agreement and the Related Security and
         Collections in respect thereof, whether at the time of any Purchase or at any subsequent time;

                  (vi)    any dispute, claim, offset or defense (other than
         discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable that is, or that purports to be, the subject of (A) a
         Purchase under this Agreement, or (B) a Participation Interest purchased under this Agreement from the Seller (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding

                                       34

         obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller acting as Collection
         Agent);

                  (vii)   any failure of the Seller to perform its duties or
         obligations in accordance with the provisions hereof or to perform its duties or obligations under any Contract related to a Purchased
         Receivable or Participated Receivable;

                  (viii)  any products liability or other claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract related to a Purchased Receivable or
         Participated Receivable;

                  (ix)    the commingling of Collections of Purchased Assets by
         the Seller (or a designee of the Seller) at any time with other funds of the Seller or an Affiliate of the Seller;

                  (x)     any investigation, litigation or proceeding related to
         this Agreement or the use of proceeds of Purchases by the Seller or the ownership by the Seller of Receivables, Participation Interests (and
         the Government Receivables with respect thereto) the Related Security, or Collections with respect thereto or in respect of any Receivable,
         Participation Interests (and the Government Receivables with respect thereto) Related Security or Contract;

                  (xi)    any failure of the Seller to comply with its covenants
         contained in this Agreement;

                  (xii)   any claim brought by any Person other than an
         Indemnified Party arising from any activity the Seller or any designee of the Seller in servicing, administering or collecting any Purchased
         Asset or Participated Receivable; or

                  (xiii)  any Purchased Asset becoming (in whole or in part) a
         Diluted Receivable or a Diluted Participation Interest; or

                  (xiv)   in the case of a Contract between an Originator and a
         PBM, where such PBM acts as an agent for Contract Payors rather than as a principal, the inability of the Program Agent, as collateral assignee pursuant to this Agreement and the other Purchase Agreements of such
         Contract, to enforce any Receivable arising under such contract directly (by contract or by operation of law) against such Contract
         Payor, except to the extent such Contract Payor is a Governmental
         Entity and such enforcement rights are limited by the 1972 Amendments to the Social Security Act; or

                                       35

                  (xv)    the inability of the Purchaser to exercise its rights
under this Agreement to review any Contract which contains a confidentiality provision that purports to restrict its ability to do so, or any litigation or proceeding relating to any such confidentiality provision.

It is expressly agreed and understood by the parties hereto (i) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Purchased Assets and (ii) that nothing in this Section 8.01 shall require the Seller to indemnify any Person
(A) for Purchased Receivables and Participation Interests which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor, (B) for damages, losses, claims or liabilities or related costs or expenses to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct, or (C) for any income taxes or franchise taxes measured by income incurred by such Person arising out of or as a result of this Agreement or in respect of any Purchased
Asset, Participated Receivable or any Contract.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Purchaser and, in the case of any amendment, also signed by the Seller and the Collection Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  SECTION 9.02. Notices, Etc. All notices and other
communications hereunder shall, unless otherwise stated herein, be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to each party hereto, at its address set forth on Exhibit D hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All notices and communications given to any party hereto shall be deemed to have been given on the date of receipt.

                  SECTION 9.03. Binding Effect; Assignability. (a) This
Agreement shall be binding upon and inure to the benefit of the Seller, the
Purchaser, the Collection Agent and their respective successors and assigns;
provided, however, that neither the Seller nor the Collection Agent may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser. In connection with any sale or assignment by the Purchaser of all or a portion of the Purchased Assets, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder) except to the extent

                                       36

specifically provided in the agreement between the Purchaser and such buyer or assignee, as the case may be.

                  (b)     This Agreement shall create and constitute the
continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility
Termination Date, when all of the Purchased Receivables and Participated
Receivables are either collected in full or become Defaulted Receivables;
provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and the provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.

                  SECTION 9.04. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Purchaser pursuant to Article VIII hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the
Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and the Seller agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Purchased Assets which are not paid on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor.

                  (b)     In addition, the Seller agrees to pay any and all
stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Seller agrees to save each
Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  SECTION 9.05. No Proceedings. Each of the Seller and the
Collection Agent hereby agrees that it will not institute against, or join any other Person in instituting against, the Purchaser any proceeding of the type referred to in Section 7.01(g) so long as there shall not have elapsed one year plus one day since the later of (i) the Facility Termination Date and (ii) the date on which all of the Purchased Receivables and Participated Receivables are
either collected in full or become Defaulted Receivables.

                  SECTION 9.06. Confidentiality. Unless otherwise required by applicable law, each party hereto agrees to maintain the confidentiality of this
Agreement in communications with third parties and otherwise; provided that this
Agreement may be disclosed to (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the other party hereto, and (ii) such party's legal counsel and auditors and the Purchaser's assignees, if they agree in each case to hold it confidential.

                                       37

                  SECTION 9.07. GOVERNING LAW. THIS AGREEMENT SHALL, IN
ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF
NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT
WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO
THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION
AND THE EFFECT OF PERFECTION OR NON- PERFECTION OF THE PURCHASER'S OWNERSHIP OF
OR SECURITY INTEREST IN THE RECEIVABLES ARE GOVERNED BY THE LAWS OF A
JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 9.08. Third Party Beneficiary. Each of the parties hereto hereby acknowledges that the Purchaser may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and the Seller hereby consents to any such assignments. All such assignees, including parties to the Financing Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser's rights and remedies under, this Agreement to the same extent as if they were parties thereto, except to the extent specifically limited under the terms of their assignment.

                  SECTION 9.09. Execution in Counterparts. This Agreement may be
executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  SECTION 9.10. Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York
State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Seller and the Purchaser hereby irrevocably appoints CT
Corporation (the "Process Agent"), with an office on the date hereof at 111 8th
Avenue, 13th Floor, New York, New York, 10011, United States, as their agent to receive on behalf of each of the Seller and the Purchaser and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Purchaser in care of the Process
Agent at the Process Agent's above address, and each of the Seller and the
Purchaser hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                                       38

                  (b)     Each of the parties hereto consents to the service of
any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 9.02. Nothing in this
Section 9.10 shall affect the right of the Purchaser or its assignees to serve legal process in any other manner permitted by law.

                  (c)     To the extent that the Seller or the Purchaser has or
hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement or any other Transaction Document.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY
WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY
JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER
SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO,
OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT
HERETO.

                  SECTION 9.12. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S.
Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the judgment creditor could purchase U.S. Dollars with such other currency at New York, New York on the
Business Day preceding that on which final judgment is given.

                  (b)     The obligation of any party hereto (an "Obligor
Party") in respect of any sum due from it to any other party hereto (the
"Obligee") hereunder shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the Obligee of any sum adjudged to be so due in such other currency, the Obligee may in accordance with normal banking procedures purchase
U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the Obligee in U.S. Dollars, the Obligor Party
agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Obligee against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to the Obligee in U.S. Dollars, the Obligee shall remit to the Obligor Party such excess.

                                       39

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:                           RITE AID FUNDING I

                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------

PURCHASER:                        RITE AID FUNDING II

                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------

                  Signature Page to Tertiary Purchase Agreement
                  ---------------------------------------------

COLLECTION AGENT:                 RITE AID HDQTRS. FUNDING, INC.

                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------

                  Signature Page to Tertiary Purchase Agreement
                  ---------------------------------------------

                                   SCHEDULE 1

                             Intentionally Omitted.

                                     Sch 1-1

                                   SCHEDULE 2

                                     MONTHS

                                Fiscal Year 2004
                                ----------------

Period          Start                  End                      # of Wks
------          -----                  ---                      --------

1               3/2/2003               3/29/2003                4

2               3/30/2003              4/26/2003                4

3               4/27/2003              5/31/2003                5

4               6/1/2003               6/28/2003                4

5               6/29/2003              7/26/2003                4

6               7/27/2003              8/30/2003                5

7               8/31/2003              9/27/2003                4

8               9/28/2003              10/25/2003               4

9               10/26/2003             11/29/2003               5

10              11/30/2003             12/27/2003               4

11              12/28/2003             1/24/2004                4

12              1/25/2004              2/28/2004                5

                                     Sch 2-1

                                   SCHEDULE 2

                                     MONTHS

                          Fiscal Year 2005 (leap year)
                          ----------------------------

Period              Start                  End                      # of Wks
------              -----                  ---                      --------

1                   2/29/2004              3/27/2004                4

2                   3/28/2004              4/24/2004                4

3                   4/25/2004              5/29/2004                5

4                   5/30/2004              6/26/2004                4

5                   6/27/2004              7/24/2004                4

6                   7/25/2004              8/28/2004                5

7                   8/29/2004              9/25/2004                4

8                   9/26/2004              10/23/2004               4

9                   10/24/2004             11/27/2004               5

10                  11/28/2004             12/25/2004               4

11                  12/26/2004             1/22/2005                4

12                  1/23/2005              2/26/2005                5

                                     Sch 2-2

                                   SCHEDULE 2

                                     MONTHS

                           Fiscal Year 2006 (53 weeks)
                           --------------------------

Period           Start                    End                      # of Wks
------           -----                    ---                      --------

1                2/27/2005                3/26/2005                4

2                3/27/2005                4/23/2005                4

3                4/24/2005                5/28/2005                5

4                5/29/2005                6/25/2005                4

5                6/26/2005                7/23/2005                4

6                7/24/2005                8/27/2005                5

7                8/28/2005                9/24/2005                4

8                9/25/2005                10/22/2005               4

9                10/23/2005               11/26/2005               5

10               11/27/2005               12/31/2005               5

11               1/1/2006                 1/28/2006                4

12               1/29/2006                3/4/2006                 5

                                     Sch 2-3

                                   SCHEDULE 2

                                     MONTHS

                                Fiscal Year 2007
                                ----------------

Period              Start                  End                      # of Wks
------              -----                  ---                      --------

1                   3/5/2006               4/1/2006                 4

2                   4/2/2006               4/29/2006                4

3                   4/30/2006              6/3/2006                 5

4                   6/4/2006               7/1/2006                 4

5                   7/2/2006               7/29/2006                4

6                   7/30/2006              9/2/2006                 5

7                   9/3/2006               9/30/2006                4

8                   10/1/2006              10/28/2006               4

9                   10/29/2006             12/2/2006                5

10                  12/3/2006              12/30/2006               4

11                  12/31/2006             1/27/2007                4

12                  1/28/2007              3/3/2007                 5

                                     Sch 2-4

                                   SCHEDULE 2

                                     MONTHS

                          Fiscal Year 2008 (leap year)
                          ----------------------------

Period           Start                End                          # of Wks
------           -----                ---                          --------

1                3/4/2007             3/31/2007                    4

2                4/1/2007             4/28/2007                    4

3                4/29/2007            6/2/2007                     5

4                6/3/2007             6/30/2007                    4

5                7/1/2007             7/28/2007                    4

6                7/29/2007            9/1/2007                     5

7                9/2/2007             9/29/2007                    4

8                9/30/2007            10/27/2007                   4

9                10/28/2007           12/1/2007                    5

10               12/2/2007            12/29/2007                   4

11               12/30/2007           1/26/2008                    4

12               1/27/2008            3/1/2008                     5

                                     Sch 2-5

                                   SCHEDULE 2

                                     MONTHS

                                Fiscal Year 2009
                                ----------------

Period                Start                   End                    # of Wks
------                -----                   ---                    --------

1                     3/2/2008                3/29/2008              4

2                     3/30/2008               4/26/2008              4

3                     4/27/2008               5/31/2008              5

4                     6/1/2008                6/28/2008              4

5                     6/29/2008               7/26/2008              4

6                     7/27/2008               8/30/2008              5

7                     8/31/2008               9/27/2008              4

8                     9/28/2008               10/25/2008             4

9                     10/26/2008              11/29/2008             5

10                    11/30/2008              12/27/2008             4

11                    12/28/2008              1/24/2009              4

12                    1/25/2009               2/28/2009              5

                                     Sch 2-6

                                    EXHIBIT A

                          CREDIT AND COLLECTION POLICY

                                       A-1

                                                       EXHIBIT B

                                   DEPOSIT BANKS, LOCK BOXES AND DEPOSIT ACCOUNTS

--------------------------------------------------------------------------------------------------------------------
DEPOSIT BANK NAME AND ADDRESS                                       LOCK BOX (POST OFFICE          DEPOSIT ACCOUNT
                                                                         BOX) NUMBER                   NUMBER
--------------------------------------------------------------------------------------------------------------------

Mellon Bank, Pittsburgh                                                     360321                        -
--------------------------------------------------------------------------------------------------------------------
Mellon Bank                                                                   -                       069-3636
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

                             ACCOUNT BANKS AND GOVERNMENTAL ENTITY RECEIVABLES ACCOUNTS

--------------------------------------------------------------------------------------------------------------------
ACCOUNT BANK NAME AND ADDRESS                                       LOCK BOX (POST OFFICE           GOVERNMENTAL
                                                                         BOX) NUMBER             ENTITY RECEIVABLES
                                                                                                   ACCOUNT NUMBER
--------------------------------------------------------------------------------------------------------------------

Mellon Bank, Philadelphia                                                   007020                        -
--------------------------------------------------------------------------------------------------------------------
Mellon Bank, Pittsburgh                                                     371115                        -
--------------------------------------------------------------------------------------------------------------------
Mellon Bank                                                                   -                       103-7294
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

                                       B-1

                                    EXHIBIT C

                              Intentionally Omitted

                                       C-1

                                    EXHIBIT D

                                    ADDRESSES

PURCHASER:                        Rite Aid Funding II

                                  30 Hunter Lane
                                  Camp Hill, Pennsylvania  17011
                                  Attention:  Robert Sari
                                  Facsimile No. (717) 760-7867

SELLER:                           Rite Aid Funding I

                                  30 Hunter Lane
                                  Camp Hill, Pennsylvania  17011
                                  Attention:  Robert Sari
                                  Facsimile No. (717) 760-7867

 COLLECTION AGENT:                Rite Aid Hdqtrs. Funding, Inc.

                                  30 Hunter Lane
                                  Camp Hill, Pennsylvania  17011
                                  Attention:  Robert Sari
                                  Facsimile No. (717) 760-7867

                                       D-1